EXHIBIT 31(i)

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Stephen P. MacMillan, certify that:

1.  I have reviewed this Amendment No. 1 on Form 10K/A to the Annual Report on Form 10-K for the year ended December 31, 2007 of Stryker Corporation; and

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  March 3, 2008

/s/ STEPHEN P. MACMILLAN
Stephen P. MacMillan
President and Chief Executive Officer